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                                                                  Exhibit (99b)

                             FIRST UNION REAL ESTATE
                         EQUITY AND MORTGAGE INVESTMENTS

                                 TERM SHEET FOR
                                 --------------

                          TERMINATION OF EMPLOYMENT OF
                               JAMES C. MASTANDREA

                                  May 18, 1998

1. James C. Mastandrea ("JCM") and First Union Real Estate Equity and Mortgage Investments ("FUR") acknowledge that JMC was terminated as an officer and employee of FUR effective May 17, 1998. The termination was without "Cause," within the meaning of the Employment Agreement between the Trust and JCM.

2. By signing this Term Sheet, JCM resigns as a Trustee, effective immediately. JCM will be withdrawn as a nominee of FUR's Board of Trustees for election as a Trustee at the 1998 Annual Meeting.

3.       Payments and benefits upon signing of Release and Term Sheet:

         i.       Spread on vested options (based on closing
                  market price of $10.625 per share):                                            $1,248,120.75

         ii.      Present value of continuation of salary and
                  benefits for three years:                                                      $2,199,854.84
                                                                                                 -------------

                  TOTAL CASH PAYMENT TO JCM                                                      $3,447,975.59 (1)
                                                                                                 ==============

                  The cash payment, less applicable withholding, will be made by delivery of a good check of FUR on Monday, May 18, 1998.

         iii. 128,017 shares of restricted stock that vest upon a termination without Cause, less shares surrendered in payment of withholding tax2.

                  Unrestricted certificates will be issued to JCM

--------
         1 Net of withholding tax at 34.95%, this amount is $2,242,908.12.
         2 Net of withholding tax at 34.95%, this number is 83,275. FUR will report JCM's income relating the shares based on $10.625 per share.

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                  forthwith against receipt of restricted certificates now held by JCM. By signing this Term Sheet, JCM waives any claim that he may have to additional shares of restricted stock, whether as "reloads" or based on future appreciation in the market price per share.

         iv. FUR will "gross up" JCM, on the terms set forth in the Employment Agreement, for any excise tax under Section 4999 of the Internal Revenue Code resulting from the receipt by JCM of the cash payment and unrestricted stock under this Term Sheet.

         v. Benefits under FUR's money purchase pension plan and 401(k) plan, payable in accordance with the terms of the plans.

         vi. Unpaid accrued vacation (in the amount of $11,106), unpaid salary through the date of termination, outstanding unreimbursed business expenses (not to exceed $1,000), and continuation of health benefits (COBRA).

4. JCM will not return to FUR's offices, except that he may, if accompanied by a representative of the Special Committee, return to his office after normal business hours, in order to retrieve his personal belongings.

5.       FUR will issue the press release attached as Exhibit II.

6. Any dispute, claim, question, or disagreement arising out of or relating to this Term Sheet or the Release will be resolved in accordance with the Dispute Resolution Procedures set forth in Exhibit III.

7. FUR will indemnify and hold JCM harmless from and against any loss, cost, liability, or expense (including reasonable attorneys' fees and other costs of litigation) incurred by JCM in connection with, or as a result of, any claim, action, or proceeding commenced by anyone other than JCM seeking to declare all or any part of this Term Sheet or the Release invalid or unenforceable.

8.       JCM will have full rights and protections under or with respect to
         Section 3.3 of FUR's Declaration of Trust ("Trustee's Liability to Trust and Beneficiaries --

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         Indemnification and Expense -- Bond and Security"). If FUR maintains liability insurance for any of its trustees and officers during the period beginning on the date of this Term Sheet and ending May 17, 2006, such insurance will cover JCM to the same extent as any other present or former trustee or officer.

                  IN WITNESS WHEREOF, the parties have signed this Term Sheet on the date or dates indicated below.

                               FIRST UNION REAL ESTATE
                               EQUITY AND MORTGAGE INVESTMENTS

                               By:
                                  ----------------------------------------------
                                          Russell R. Gifford, Chairman of
                                          Special Committee of Board of Trustees
                               Date: May ___, 1998


         Accepted:

         -----------------------------
         James C. Mastandrea
         Date:  May ___, 1998

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                                                                       Exhibit I
                                                                       ---------

                                RELEASE AGREEMENT
                                -----------------

                  This Release Agreement (this "Release") is being signed by James C. Mastandrea ("JCM") in exchange for the payments and benefits to be provided to JCM under a First Union Real Estate Mortgage and Equity Investment ("FUR") Term Sheet for Termination of James C. Mastandrea (the "Term Sheet") that is being signed by JCM concurrently with this Release.

                  JCM acknowledges that the payments and benefits to be provided to JCM under the Term Sheet are more certain and secure than the payments and benefits to be provided to JCM under the Employment Agreement, dated July 13, 1994, between JCM and FUR (the "Employment Agreement") and, therefore, represent valid consideration for this Release.

                  JCM hereby releases and discharges FUR and its subsidiaries, affiliates, officer, trustees, employees, shareholders, agents, advisors, employee benefit plans and their fiduciaries, and other representatives of FUR, and their successors and assigns (collectively the "FUR Released Parties") from any and all liability, claims, causes of action, demands, and damages that JCM may have against the FUR Released Parties, including but not limited to any claim arising out of the Employment Agreement or any plan or benefit referred to therein or otherwise relating to JCM's employment by FUR, his position as officer or Trustee of FUR, his termination as an officer and employee of FUR, or his resignation as a Trustee, whether such claims are known or unknown, contingent or matured, and JCM agrees not to sue any of the FUR Released Parties in any court or bring any other kind of legal proceeding against the FUR Released Parties regarding any of the matters referred to in this paragraph. The foregoing release does not cover any claims that may arise out of events or conditions arising after the execution of this Release by JCM or claims for enforcement of this Release or the Term Sheet.

                  In exchange for the foregoing release of the FUR Released Parties, FUR hereby releases and discharges JCM and his spouse, dependents, children, heirs, successors, agents, advisors, and assigns and their legal representatives (collectively the "JCM Released Parties") from any and all liability, claims, causes of action, demands, and damages that FUR may have against the JCM Released Parties, including but not limited to any claim arising out the Employment Agreement or any plan or benefit referred to therein or otherwise relating to JCM's employment by FUR, his position as officer or Trustee of FUR, his termination as an officer and employee of FUR, or his resignation as a Trustee, whether such claims are known or unknown, contingent or matured, and FUR agrees not to sue any of the JCM Released Parties in any court or bring any other kind of legal proceeding against the JCM Released Parties regarding any of the matters as covered by this Release. The foregoing release does not cover any claims that may arise out of events

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or conditions arising after the execution of this Release by FUR or claims for enforcement of this Release or the Term Sheet.

                  JCM understands that, by signing this Release, he waives and releases any and all claims for compensation and benefits that he may have pursuant to the Employment Agreement and that he will not receive any compensation or benefits pursuant to that Employment Agreement in the future.

                  JCM and FUR acknowledge that, in executing this Release, neither of them has relied upon any representation or statement made by the other, except for the representations set forth in this Release.

                  JCM and FUR understand that this Release is final and binding and agree not to challenge its enforceability.

                  JCM and FUR agree that, if any provision of this Release is adjudicated to be invalid or unenforceable, or if compliance with any provision of this Release is restrained pending a final determination as to its legality, such adjudication or restraint will apply only to the provision or provisions deemed invalid, unenforceable, or restrained, and the remaining provisions will be valid and enforceable.

                  JCM agrees that this Release will also be binding upon his spouse, dependents, children, heirs, successors, and assigns and their legal representatives and will inure to the benefit of and release the successors and assigns of the FUR Released Parties, and FUR agrees that this Release will also be binding upon its successors and assigns and will inure to the benefit of and release JCM's spouse, dependents, children, heirs, successors, and assigns and their legal representatives.

                  In the event that any legal action, arbitration, or other proceeding is brought against JCM and it is ultimately determined that the subject matter of the legal action was released by this Release, FUR will reimburse JCM for the costs (including reasonable attorney's fees) incurred by him in defending against the action, arbitration, or other proceeding.

                  JCM acknowledges that he (a) has been advised by counsel in connection with this Release and the Term Sheet; (b) has been given a reasonable period of time to review and consider this Release; (c) understands the provisions of this Release; and (d) has executed this Release voluntarily.


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                  IN WITNESS WHEREOF, the parties have signed this Release on the date or dates indicated below.

                                       FIRST UNION REAL ESTATE
                                       EQUITY AND MORTGAGE INVESTMENTS

                                       By:
-------------------------                 --------------------------------------
James C. Mastandrea                       Russell R. Gifford, Chairman of
Date:  May ___, 1998                      Special Committee of Board of Trustees
                                          Date:  May ___, 1998

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                                                                      Exhibit II
                                                                      ----------

                       FIRST UNION REAL ESTATE INVESTMENTS
                TERMINATES EMPLOYMENT OF CHIEF EXECUTIVE OFFICER


                  CLEVELAND, OHIO, MAY 18, 1998 -- FIRST UNION REAL ESTATE INVESTMENTS (NYSE:FUR) announced today that it had terminated the employment of James C. Mastandrea. Prior to his termination, Mr. Mastandrea had been Chairman of the Board, Chief Executive Officer, and President of the Trust. Steven M. Edelman, Executive Vice President - Chief Investment Officer, has been appointed as interim Chief Executive Officer until a permanent replacement is found.

                  Russell R. Gifford, Chairman of the independent Special Committee of FUR's Board of Trustees, said, "Over the years, Jim has made a substantial contribution to the Trust. He has upgraded the Trust's portfolio through the development of existing properties, acquisitions, and the sale of underperforming properties. Among other things, Jim is responsible for the Marathon acquisition, which is the biggest and most profitable acquisition in the Trust's history."

                  "Proposed tax legislation, which would eliminate the favorable tax status of paired-share REITs such as FUR, and the proxy contest with Gotham have, however, profoundly changed the future for the Trust," Mr. Gifford said. "We were unable to access capital markets in the Spring, which curtailed Jim's plans for further investment and growth, particularly of the parking business. The character of our shareholders has changed dramatically. Our largest shareholders now include Gotham Partners, Apollo Real Estate Investments, Cerberus Partners, and their affiliates, and we suspect that a large portion of our other shareholders are like-minded investors who followed Gotham into our stock. Gotham has gone so far as to initiate a proxy contest to take control of the Trust's Board of Trustees at tomorrow's Annual Meeting. Whether or not Gotham succeeds in the proxy contest, we believe that it is in the best interests of the Trust and its shareholders for Jim to step down in order to facilitate the appointment of a new Chief Executive Officer who is more acceptable to our shareholder base."

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                                                                     Exhibit III
                                                                     -----------

                          DISPUTE RESOLUTION PROCEDURES
                          -----------------------------

                  1. In the event of any dispute, claim, question, or disagreement arising out of or relating to the Term Sheet or the Release (a "dispute"), the parties will use reasonable efforts to settle the dispute. To this end, they will consult and negotiate with each other, in good faith, and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to both parties. If settlement is not reached within thirty (30) days after written notice of the dispute is first given by one party to the other party, either party may submit the dispute to binding arbitration conducted in accordance with the Rules for Non-Administered Arbitration of Business Disputes of the Center for Public Resources, New York City (the "CPR Rules"). Any dispute will be arbitrated by a single arbitrator either mutually agreed upon by the parties or, absent agreement, appointed in accordance with the CPR Rules. The arbitration will be governed by the United States Arbitration Act, 9 USC ss.ss.1-16, and judgment upon the award may be entered by any court having jurisdiction thereof. The arbitrator will have case management authority and will resolve the controversy in a final award within 180 days from commencement of the arbitration. All questions of arbitrability will be resolved by the arbitrator appointed pursuant to this clause. The prevailing parties will be entitled to receive an award of attorneys' fees incurred in connection with the arbitration and judicial proceedings related thereto. There will be no appeal from the arbitral award, except for fraud committed by the arbitrator in carrying out his duties under the CPR Rules; otherwise the parties irrevocably waive their rights to judicial review of the claim or controversy.

                  2. Unless otherwise agreed by the parties, the situs for dispute resolution will be Cleveland, Ohio.

                  3. In the event that the Center for Public Resources no longer promulgates rules as set forth above, then the arbitration will be administered under the rules of the American Arbitration Association or such other recognized rules for resolution of disputes as the parties may agree.

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